Exhibit 10.1
Altor Networks, Inc.
2007 Stock Plan
Adopted on June 8, 2007
As Amended on September 26, 2007, April 4, 2008, August 19, 2009
and December 5, 2010

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Altor Networks, Inc. 2007 Stock Plan
SECTION 1. ESTABLISHMENT AND PURPOSE.
          The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides for the direct award or sale of Shares, the grant of Restricted Stock Units and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code..
          Capitalized terms are defined in Section 12.
SECTION 2. ADMINISTRATION.
(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.
(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.
SECTION 3. ELIGIBILITY.
(a) General Rule. Only Employee, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options, the grant of Restricted Stock Units or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.
(b) Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as an Optionee or Purchaser unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, (ii) the Purchase Price (if any) is at least 100% of the Fair Market Value of a Share and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4. STOCK SUBJECT TO PLAN.
(a) Basic Limitation. Not more than 9,214,5601 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8(a)). All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.
(b) Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan.
SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES.
(a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.
(b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.
(c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 85% of the Fair Market Value of such Shares, and a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors shall determine the Purchase Price at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.
(d) Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.
(e) Restrictions on Transfer of Shares and Minimum Vesting. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase,

[1]	Reflects the 2-to-1 forward stock split approved by the Board of Directors on September 26, 2007, the 1,167,332-share increase approved by the Board of Directors on April 4, 2008 and the 1,800,000-share increase approved by the Board of Directors on December 5, 2010.

rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In the case of a Purchaser who is not an officer of the Company, an Outside Director or a Consultant:
          (i) Any right to repurchase the Purchaser’s Shares at the original Purchase Price (if any) upon termination of the Purchaser’s Service shall lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the award or sale of the Shares;
          (ii) Any such right may be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Shares; and
          (iii) Any such right may be exercised only within 90 days after the termination of the Purchaser’s Service.
SECTION 6. TERMS AND CONDITIONS OF OPTIONS.
(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.
(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.
(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. In the case of an Optionee who is not an officer of the Company, an Outside Director or a Consultant, an Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant. Subject to the preceding sentence, the Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion. All of an Optionee’s Options shall become exercisable in full if Section 8(b)(iv) applies.
(e) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by

Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.
(f) Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:
          (i) The expiration date determined pursuant to Subsection (e) above;
          (ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such later date as the Board of Directors may determine; or
          (iii) The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.
The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).
(g) Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
(h) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:
          (i) The expiration date determined pursuant to Subsection (e) above; or
          (ii) The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.
All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.
(i) Restrictions on Transfer of Shares and Minimum Vesting. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In the case of an Optionee who is not an officer of the Company, an Outside Director or a Consultant:
          (i) Any right to repurchase the Optionee’s Shares at the original Exercise Price upon termination of the Optionee’s Service shall lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the option grant;
          (ii) Any such right may be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Shares; and
          (iii) Any such right may be exercised only within 90 days after the later of (A) the termination of the Optionee’s Service or (B) the date of the option exercise.
(j) Transferability of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.
(k) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(l) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.
(m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.
SECTION 7. PAYMENT FOR SHARES.
(a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.
(b) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.
(c) Promissory Note. At the discretion of the Board of Directors, all or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.
(d) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.
(e) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.
(f) Other Forms of Payment. To the extent that a Stock Purchase Agreement or Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.
SECTION 8. ADJUSTMENT OF SHARES.
(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option and

(iii) the Exercise Price under each outstanding Option. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.
(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, all outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:
          (i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).
          (ii) The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).
          (iii) The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).
          (iv) Full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options. The full exercisability of such Options and full vesting of the Shares subject to such Options may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such merger or consolidation.
          (v) The cancellation of such outstanding Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such merger or consolidation over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options would have become exercisable or such Shares would have vested. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionees. For purposes of this Paragraph (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(c) Reservation of Rights. Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 9. SECURITIES LAW REQUIREMENTS.
(a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
(b) Financial Reports. The Company each year shall furnish to Optionees, Purchasers and stockholders who have received Stock under the Plan its balance sheet and income statement, unless such Optionees, Purchasers or stockholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.
SECTION 10. NO RETENTION RIGHTS.
          Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
SECTION 11. DURATION AND AMENDMENTS.
(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan.

The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.
(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.
(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.
(d) Grant to Israeli Employee or to an Israeli Non-Employee. Any grant of a Stock Award to an Israeli Employee or to an Israeli Non-Employee (as each of such terms is defined in the Israeli Sub Plan) shall be made in accordance with and pursuant to the provisions of the Plan and the Israeli Sub Plan.
SECTION 12. DEFINITIONS.
          (a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
          (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (c) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).
          (d) “Company” shall mean Altor Networks, Inc., a Delaware corporation.
          (e) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.
          (f) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

          (g) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.
          (h) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.
          (i) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law. Such determination shall be conclusive and binding on all persons.
          (j) “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.
          (k) “Holder” shall mean a person who holds a Restricted Stock Unit award.
          (l) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.
          (m) “Israeli Sub Plan” shall mean the 2009 Israeli Equity Incentive Sub Plan attached as Appendix A to the Plan.
          (n) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
          (o) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
          (p) “Optionee” shall mean a person who holds an Option.
          (q) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.
          (r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
          (s) “Plan” shall mean this Altor Networks, Inc. 2007 Stock Plan.

          (t) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.
          (u) “Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).
          (v) “Restricted Stock Unit” shall mean a bookkeeping entry granted pursuant to Section 13 representing an amount equivalent to one Share of Stock of the Company for purposes of determining the number of Shares subject to the award. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
          (w) “Restricted Stock Unit Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to the Restricted Stock Unit award granted under the Plan. The Restricted Stock Unit Award Agreement is subject to the terms and conditions of the Plan.
          (x) “Service” shall mean service as an Employee, Outside Director or Consultant.
          (y) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).
          (z) “Stock” shall mean the Common Stock of the Company.
          (aa) “Stock Award(s)” shall mean an Option or award or sale of Shares under the Plan.
          (bb) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.
          (cc) “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.
          (dd) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
SECTION 13. RESTRICTED STOCK UNITS.
(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Board of Directors. After the Board of Directors determines that it will grant Restricted Stock Units under the Plan, it shall advise the Holder in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which may be left to the discretion of the Board of Directors.
(b) Vesting Criteria and Other Terms. The Board of Directors shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Holder. The Board of Directors may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Board of Directors in its discretion.
(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Holder shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Board of Directors, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Board of Directors, in its sole discretion, but only as specified in the Restricted Stock Unit Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. If the Restricted Stock Unit Award Agreement is silent as to the form of payment, payment of the Restricted Stock Units may only be in Shares.
(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.
(f) General Terms and Conditions. Notwithstanding anything to the contrary in the Plan, the following terms and conditions shall apply to the grant of Restricted Stock Units:
               (i) Leaves of Absence. If as a condition to be granted an unpaid leave of absence by the Company, a Holder agrees that vesting shall be suspended during all or a portion of such leave of absence, (except as otherwise required by applicable laws) vesting of Restricted Stock Units granted hereunder shall cease during such agreed upon portion of the unpaid leave of absence and shall only recommence upon return to active service.
               (ii) Part-Time Service. Unless otherwise required by applicable laws, if as a condition to being permitted to work on a less than full-time basis, the Holder agrees that any service-based vesting of Restricted Stock Units granted hereunder shall be extended on a proportionate basis in connection with such transition to a less than a full-time basis, vesting shall be adjusted in accordance with such agreement. Such vesting shall be proportionately re-adjusted prospectively in the event that the Holder subsequently becomes regularly scheduled to work additional hours of service.
               (iii) Tax Withholding. When a Holder incurs tax liability in connection with the vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Holder is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Holder may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon payout or vesting of the Restricted Stock Unit, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).
               All elections by a Holder to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Board of Directors and shall be subject to the following restrictions: (x) the election must be made on or prior to the applicable Tax Date; and (y) all elections shall be subject to the consent or disapproval of the Board of Directors.
               (iv) Adjustments. Subject to any required action by the shareholders of the Company, the number of shares of Stock covered by each outstanding award of Restricted Stock Units shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an award of Restricted Stock Units.
               (v) Treatment of Restricted Stock Units in a Merger or Asset Sale. Notwithstanding anything to the contrary in the Plan, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock Unit shall be assumed or an equivalent Restricted Stock Unit substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock Unit, the Holder shall fully vest in the Restricted Stock Unit which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock Unit shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase or receive, for each Share subject to the award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of the Company’s common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Board of Directors may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or asset sale.

APPENDIX A
Altor Networks, Inc.
2007 EQUITY INCENTIVE PLAN
Adopted on June 8, 2007
As Amended on September 26, 2007, April 4, 2008, August 19, 2009 and December 5, 2010
2009 ISRAELI EQUITY INCENTIVE SUB PLAN
I. GENERAL
     This 2009 Israeli Equity Incentive Sub Plan (the “Sub-Plan”) sets forth the terms of Altor Networks, Inc. (the “Company”), 2007 Stock Plan (the “Plan”) for the grant of any Stock Award to Israeli Employee or Israeli Non-Employee (as defined below).
II. DEFINITIONS
     1. Any capitalized term not specifically defined in this Sub-Plan shall have the meaning assigned to it in the Plan.
     2. As used in this Sub-Plan, the following definitions shall apply:
          “Affiliate” means any Parent or Subsidiary, whether now or hereafter existing.
          “Board” means the Board of Directors of the Company.
          “Capital Gain Option” means a Trustee 102 Option intended to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.
          “Capital Gain Share” means a Trustee 102 Share intended to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.
          “Capital Gain Award” means Options granted under this Sub-Plan as Capital Gain Option and/or Shares granted under this Sub-Plan as Capital Gain Shares.
          “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance as amended from time to time.
          “Israeli Employee” means any employee of the Company or its Affiliate, and any individual who is serving as Nosei Misra - Officer Holder (as such term is defined in the Israeli Companies’ Law, 5759-1999, including directors) of the Company or its Affiliate, but excluding any Controlling Shareholder.
          “Israeli Non-Employee” means any individual or an entity in Service to the Company or its Affiliate who is not an Israeli Employee.
          “ITA” means the Israeli Tax Authority.
          “Non Trustee 102 Option” means an Option granted to an Israeli Employee pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.
          “Non Trustee 102 Share” means Shares and/or Restricted Stock Units granted to an Israeli Employee pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.
          “Non Trustee Award” means Options granted under this Sub-Plan as Non Trustee 102 Options and Shares granted under this Sub-Plan as Non Trustee 102 Shares.
          “3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance.
          “Ordinance” means the Income Tax Ordinance [New Version], 5721, 1961 as now in effect or as hereafter amended.
          “Ordinary Income Option” means a Trustee 102 Option intended to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.
          “Ordinary Income Share” means a Trustee 102 Share intended to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.
          “Ordinary Income Award” means Options granted under this Sub-Plan as Ordinary Income Option and shares granted under this Sub-Plan as Ordinary Income Shares.
          “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.
          “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant, including, Stock Option Agreement and/or Stock Purchase Agreement and/or Restricted Stock Unit Award agreement. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and this Sub-Plan.

          “Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance and the regulations thereof.
          “Trustee 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Israeli Employee.
          “Trustee 102 Share” means Shares and/or Restricted Stock Units granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Israeli Employee.
          “Trustee 102 Award” means Options granted under this Sub-Plan as Trustee 102 Option and/or shares and/or Restricted Stock Units granted under this Sub-Plan as Trustee 102 Shares.
III. OPTION GRANTS AND SHARE GRANTS
     1. Eligibility. The persons eligible to receive Stock Awards under this Sub-Plan are Israeli Employees and/or Israeli Non-Employees.
     2. Types of Options. The Board shall have the authority to grant an Option under this Sub-Plan classified as (i) a Trustee 102 Option, (ii) a Non Trustee 102 Option or (iii) a 3(i) Option; provided, however, that a Trustee 102 Option and a Non Trustee 102 Option may only be granted to an Israeli Employee, and a 3(i) Option shall be granted only to an Israeli Non Employee.
     3. Types of Shares. The Board shall have the authority to grant shares and/or Restricted Stock Units under this Sub-Plan classified as (i) a Trustee 102 Share, or (ii) a Non Trustee 102 Share; provided, however, that a Trustee 102 Share and a Non Trustee 102 Share shall only be granted to an Israeli Employee.
     4. Trustee 102 Award.
     (a) The grant of Trustee 102 Award under this Sub-Plan shall be conditioned upon the approval of this Sub-Plan and the Trustee by the ITA, and the filing of the Company’s Election (as defined below) with the ITA at least thirty (30) days before the first date of grant of Stock Awards under this Sub-Plan and/or any tax ruling that shall be obtained from the Israeli Tax Authority with that respect. The grant of 102 Trustee Award shall be in accordance with the terms and conditions of Section 102.
     (b) The Company may grant at any single time only one type of Trustee 102 Award, either Capital Gain Award or Ordinary Income Award (the “Election”). The Company shall file its Election with the ITA. The Election shall apply to any Employee who has been granted Trustee 102 Award. The first Election shall become effective as of the date of grant of the first Trustee 102 Award granted under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Award. The Company may not be entitled to change its election at least until the lapse of a year from the end of the year in which the first Trustee 102 Award were granted pursuant to the prior Election.
     (c) Such Election shall not prevent the Company from granting Non Trustee 102 Award to Israeli Employees or 3(i) Options to Israeli Non-Employees simultaneously.
     (d) All Trustee 102 Award will be held in trust by a Trustee, as described in Section IV below.
     5. Non Trustee 102 Award. The granting of a Non Trustee 102 Award to an Israeli Employee shall be made in accordance with the provisions of Section 102(c) of the Ordinance. With respect to Non Trustee 102 Award or other Stock Awards which are deemed as Non Trustee 102 Award, in the event of termination of Israeli Employee’s engagement with the Company or any of its Affiliate, then the Israeli Employee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax and/or social charges due at the time of sale of Non Trustee 102 Award, all in accordance with the provisions of Section 102.
     6. 3(i) Option. The Company may grant 3(i) Option to any person who is an Israeli Non Employee.
IV. TRUSTEE
     1. Appointment of Trustee. A Trustee shall be appointed by the Board to administer each Trustee 102 Award in accordance with the provisions of Section 102 and pursuant to a written agreement to be entered into between the Trustee and the Company (the “Trust Agreement”).
     2. Grants of Trustee 102 Award. All Trustee 102 Award granted under this Sub-Plan as well as shares allocated or issued upon exercise of such Trustee 102 Award and/or bonus shares and/or any rights granted with respect to such Trustee 102 Award, shall be held by the Trustee for the benefit of the Israeli Employee for the requisite period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). The Trustee shall be exempt from any liability in respect of any action or decision duly taken in its capacity as a Trustee, provided, however, that the Trustee acted at all times in good faith.
     3. Grants of 3(i) Option. The Board may choose to deposit the 3(i) Option with the Trustee. In such event, the Trustee shall hold such 3(i) Option in trust, until exercised by the Optionholder, pursuant to the Company’s instructions from time to time.
     4. Release of Awards. The Trustee shall not release any Trustee 102 Award granted under this Sub-Plan as well as shares allocated or issued upon exercise of such Trustee 102 Award and/or bonus shares and/or any rights granted with respect to such Trustee 102 Award, until all required payments have been fully made: (i) the receipt by the Trustee of an acknowledgment from the ITA that the Israeli Employee has paid any applicable tax due pursuant to the Ordinance, or (ii) the Company has made other arrangements for the deduction of tax at source acceptable to the Trustee.

V. THE HOLDING PERIOD REQUIREMENT
     1. Holding Period Requirements.
     (a) Trustee 102 Award may not be sold, transferred, assigned, pledged, given as collateral, or mortgaged (other than through a transfer by will or by operation of law), nor may they be subject of an attachment, seizure power of attorney or transfer deed (other than a power of attorney for the purpose of participation in stockholders meetings or voting such shares) unless Section 102 and/or the regulations, rules, orders or procedures promulgated thereunder allow otherwise.
     (b) With respect to any Stock Awards granted as Trustee 102 Award, and subject to the provisions of Section 102, an Israeli Employee shall not be entitled to sell or release from trust any Trustee 102 Award, Share received upon the exercise of any such Trustee 102 Option and/or bonus shares granted with respect to such Trustee 102 Award, until the lapse of the Holding Period and in accordance with Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Israeli Employee
     2. Trustee 102 Award Requirements. In the event that the requirements of Section 102 with respect to Trustee 102 Award are not met, then it shall be treated in accordance with the provisions of Section 102 and any regulations promulgated thereunder.
     3. Stock Award Agreement. Upon receipt of Trustee 102 Award, Israeli Employee shall sign a Stock Award Agreement under which the Israeli Employee shall, among others, (i) agree to be subject to the trust agreement between the Company and the Trustee, stating, among others, that the Trustee will be released from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Stock Awards granted to him or her thereunder; (ii) declare that he/she understands the provisions of Section 102 and the applicable tax track and approve the tax arrangement; and (iii) confirm that he/she shall not sell nor transfer the Stock Awards from the Trustee until the lapse of the Holding Period.
VI. DIVIDEND
     Any dividends payable with respect to shares acquired upon exercise of an Option or shares issued under the Sub-Plan shall also be subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.
VII. TAX CONSEQUENCES
     1. Israeli Employee.

     (a) Any tax consequences arising from the grant or exercise of any Option or grant of shares, or from sale or release or transfer of such Option or shares (including, without limitation, the Israeli Employee’s social security taxes and health insurance if applicable) or from any other event or act (of the Company and/or its Affiliate, the Trustee or the Israeli Employee) pursuant to this Sub-Plan, shall be borne solely by the Israeli Employee. Notwithstanding the forgoing, the Company and/or its Affiliate and/or the Trustee shall withhold taxes according to the requirements under the laws, rules, and regulations, including withholding taxes at source under Section 102.
     (b) Furthermore, the Israeli Employee shall indemnify the Company and/or Affiliate that employs the Israeli Employee and/or the Trustee, and/or the Company’s stockholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Employee.
     (c) The Company shall not be obligated to honor the exercise of any Option by or on behalf of an Israeli Employee until all tax consequences (if any) arising from the exercise of such Options or sale of shares are resolved to the full satisfaction of the Company. Without derogating from the above, the Company and/or the Trustee when applicable shall not be required to release any share certificate to an Israeli Employee until all required payments (including tax payments) have been fully made in accordance with Section 102.
     (d) If at the date of grant the Company’s shares (or options) are listed on any established stock exchange or a national market system or if the Company’s shares (or option) will be registered for trading within ninety (90) days following the date of grant, the fair market value and classification of income as either capital gain or ordinary income shall be determined pursuant to Section 102(b)(3) of the Ordinance. Without derogating from the definition of “Fair Market Value” in the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s Common Stock are listed on any established stock exchange or a national market system or if the Company’s Common Stock will be registered for trading within ninety (90) days following the date of grant of the Capital Gain Options, the fair market value of the Common Stock at the date of grant shall be determined in accordance with the average value of the Company’s Common Stock on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be and all in accordance with Section 102(b)(3) of the Ordinance or any tax ruling obtained from the Israeli tax authority.
     2. Israeli Non Employee. Any tax consequences arising from the grant or exercise of any Option or grant of shares, or from sale or transfer of such Stock Awards or from any other event or act (of the Company and/or its Affiliate or the Israeli Non Employee) pursuant to this Sub-Plan, hereunder shall be borne solely by the Israeli Non Employee.

VIII. COORDINATION WITH THE PLAN
     Section 102 and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended shall apply to grant of Stock Awards under the provisions of the Sub-Plan to an Israeli Employee.
     The Plan is hereby incorporated by reference and shall be deemed as integral part of this Sub-Plan. Without derogating from the provisions of Section 102 of the Ordinance, all the terms and conditions of the Plan shall apply to grant of Stock Awards to Israeli Employee or Israeli Non-Employee. In the event of conflict between the Sub-Plan and the Plan the Sub-Plan would take precedence as for the provisions with respect to Section 102 of the Ordinance.
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